SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 5, 2007
GRUBB & ELLIS REALTY ADVISORS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of formation)	001-32753 (Commission File Number)	20-3426353 (IRS Employer Identification No.)
500 West Monroe Street, Suite 2800, Chicago, Illinois 60661

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (312) 698-6700
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On March 5, 2007, the Board of Directors of Grubb & Ellis Realty Advisors, Inc. (the “Company”), elected Richard Pehlke as the Company’s Chief Financial Officer. Mr. Pehlke joined the Company’s affiliate, Grubb & Ellis Company (“G&E”), as its Chief Financial Officer on February 15, 2007. Richard Pehlke succeeds Don Olinger, who has served as interim Chief Financial Officer for the Company since December 29, 2006. Mr. Pehlke does not and will not receive any compensation from the Company prior to or in connection with a business combination.
     Prior to joining G&E, from 2003 to 2005, Mr. Pehlke, 53, served as Executive Vice President and Chief Financial Officer and a member of the Board of Directors of Hudson Highland Group, a publicly held global professional staffing and recruiting business. From 2001 to 2003, Mr. Pehlke operated his own consulting business specializing in financial strategy and leadership development. In 2000, he was Executive Vice President and Chief Financial Officer of ONE, Inc. a privately held software implementation business.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY
By:	/s/ Robert Z. Slaughter
Robert Z. Slaughter
Executive Vice President and General Counsel

Dated: March 9, 2007